UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 30, 2020, Damian Lamb, Ph.D. informed Fusion Pharmaceuticals, Inc. (the “Company”) that he would resign as a director and as chairperson of the Board of Directors (the “Board”) effective on October 30, 2020. Dr. Lamb’s resignation was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

(d) On October 30, 2020, upon recommendation of the Nominating and Corporate Governance Committee of the Board elected Barbara Duncan to serve as a director and as chairperson until her successor is duly elected and qualified or until her earlier resignation or removal. Ms. Duncan will also serve as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Duncan previously served as Chief Financial Officer of Intercept Pharmaceuticals, Inc. from 2009 to 2016 and as Chief Financial Officer of DOV Pharmaceutical, Inc. from 2001 to 2006 and as its Chief Executive Officer and a member of its Board of Directors from 2007 to 2009. Ms. Duncan currently serves on the boards of directors of: Adaptimmune Therapeutics, plc; Atea Pharmaceuticals, Inc; Jounce Therapeutics, Inc.; ObsEva SA; and Ovid Therapeutics Inc., each a publicly traded biopharmaceutical company.

Ms. Duncan will be entitled to receive compensation for her board service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy. As a non-employee director, Ms. Duncan will be entitled to an initial option to purchase 30,000 common shares of the Company. In addition, Ms. Duncan will receive annual cash retainer of $35,000 as a member of the Board, additional annual cash retainers of $30,000 and $4,000 for serving as the chairperson of the Board and a member of the Nominating and Corporate Governance Committee, respectively. Ms. Duncan will also receive additional annual option awards to purchase 15,000 common shares of the Company, subject to her continued service on the Board.

The Company expects to enter into an indemnification agreement with Ms. Duncan, which is substantially the same form as that entered into with other directors of the Company. There are no other arrangements or understandings between Ms. Duncan and any other persons pursuant to which she was selected as a director, and Ms. Duncan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc., dated November 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: November 3, 2020	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer